FOR IMMEDIATE RELEASE:

Thursday, August 3, 2006

PAIVIS, CORP. ANNOUNCES EFFECTIVE DATE OF REVERSE SPLIT AND NEW TICKER SYMBOL - PAVC

ATLANTA, GA - Thursday, August 3, 2006 --- Paivis, Corp. (“PAIVIS” or the “Company”) (OTCBB: PAIV) today announces and effective Friday, August 4, 2006, Paivis will have a new ticker symbol, OTCBB: PAVC and the consolidation ratio for the Company’s planned reverse split will be 200 to 1, also with an effective date of August 4, 2006.

As part of the consolidation, on a 200 to 1 basis, the authorized common stock of the Company has changed from 25,000,000,000 shares to 125,000,000 shares.

There will be no fractional shares issued under the consolidation therefore all fractional shares will be rounded up the next whole share. Also, any shareholder holding less than 100 shares post split shall be rounded up to 100 shares.

For additional information please contact the Company or its transfer agent Executive Registrar & Transfer, Inc. 3615 South Huron Street, Suite 104 Englewood, CO 80110 Ph. 303-783-9055.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

 Statements contained herein that are not based on historical fact , as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward looking statements under the PSLRA. PAIVIS intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause PAIVIS actual results, performance or achievements to differ materially from current expectations. These risks include economic, competitive, governmental, technological and other factors discussed in PAIVIS annual, quarterly and other periodic public filings on record with the Securities and Exchange Commission which can be viewed free of charge on its website at http://www.sec.gov.

For more PAIVIS information please contact:
Paivis Shareholder Services
Phone: 800-963-6471